UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________

April 1, 2006

PACER HEALTH CORPORATION
(Exact Name of Registrant as Specified in Charter)

Florida	0-28729	11-3144463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7759 N.W. 146th Street, Miami Lakes, Florida	33016
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(305) 828-7660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2006, Pacer Health Corporation, a Florida Corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Cornell Capital Partners, LP (“Cornell”), pursuant to which the Company issued to Cornell a secured convertible debentures (the “Debentures”) in the amount of $2,000,000, of which $1,000,000 will be funded on the fifth business day following April 1, 2006 and $1,000,000 will be funded two business days prior to the date a registration statement is filed with the United States Securities and Exchange Commission pursuant to which the Company will seek registration of the shares of common stock issuable upon conversion of the Debentures and a related warrant to purchase 35,000,000 shares of the Company’s Common Stock at an exercise price of $0.02 per share (the “Warrant”). The Warrant has a 5-year term.

The Debentures are secured by substantially all of the Company’s assets, have a three-year term and accrue interest at 10% per annum. Cornell is entitled, at its option, to convert, and sell all or any part of the principal amount of the debentures, plus accrued interest thereon, into shares of the Company’s common stock at the price per share equal to the lesser of (a) $0.05 (the “Fixed Conversion Price”) or (b) 95% of the lowest Volume Weighted Average Price of the Company’s common stock during the 30 trading days immediately preceding the conversion date as quoted by Bloomberg, LP (the “Market Conversion Price”). The Fixed Conversion Price and the Market Conversion Price are collectively referred to as the “Conversion Price.” The Conversion Price may be adjusted pursuant to the other terms of the Debentures.

The Debentures permit the Company to redeem, with three business days advance written notice to Cornell, a portion or all amounts outstanding under the Debentures prior to the maturity date. The Company will pay an amount equal to the principal amount outstanding and accrued interest thereon being redeemed, plus a redemption premium of 20% of the amount redeemed. In the event the Company redeems a portion or all amounts outstanding under the Debenture within 60 days from April 1, 2006, then the Company will pay an amount equal to the principal amount plus accrued interest thereon being redeemed, plus a redemption premium of 5% of the amount redeemed.

In the event that the Company elects to redeem a portion of the outstanding principal amount plus accrued interest under the Debentures, Cornell will be permitted to convert all or any portion of the Debentures during the three business day notice period.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Exhibit No. Description

Exhibit	Description	Location
Exhibit 10.1	Securities Purchase Agreement, dated effective April 1, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.2	Investor Registration Rights Agreement, dated effective April 1, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.3	Secured Convertible Debenture, dated effective April 1, 2006, issued to Cornell Capital Partners, LP	Provided herewith
Exhibit 10.4	Amended and Restated Security Agreement, dated effective April 1, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.5	Form of Subsidiary Security Agreement, dated effective April 1, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith
Exhibit 10.6	Insider Pledge and Escrow Agreement, dated effective April 1, 2006, by and among Rainier Gonzalez, the Company, Cornell Capital Partners, LP and David Gonzalez, Esq.	Provided herewith
Exhibit 10.7	Warrant, dated effective April 1, 2006, issued to Cornell Capital Partners, LP	Provided herewith
Exhibit 10.8	Irrevocable Transfer Agent Instructions, dated effective April 1, 2006, between and among the Company, Cornell Capital Partners, LP and Transfer Agent	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2006	PACER HEALTH CORPORATION

By: /s/ Rainier Gonzalez
Name: Rainier Gonzalez
Title: President